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                       [LETTERHEAD OF ALSTON & BIRD LLP]


                                January 10, 2001


CytRx Corporation
154 Technology Parkway
Norcross, Georgia 30092

     Re: Form S-1 Registration Statement - Resale of Stock on Behalf of Selling Stockholders

Ladies and Gentlemen:

     We have acted as counsel to CytRx Corporation, a Delaware corporation (the "Company"), in connection with the above referenced Registration Statement on Form S-1 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 6,262,047 shares (the "Shares") of the Company's common stock, $.001 par value ("Common Stock"), which are being offered for the account of the selling stockholders specified therein. The opinion hereinafter set forth is rendered pursuant to Item 16 of Form S-1 and
Item 601(b)(5) of Regulation S-K.

     In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. The opinions set forth herein are limited to the Law of the State of Delaware.

     With respect to the issuance of 6,010,244 shares which may be issued to the selling stockholders specified in the Registration Statement (the "Equity Line of Credit Agreement Shares") pursuant to the private equity line of credit agreement as described in the Registration Statement (the "Equity Line of Credit Agreement"), with your permission, we have assumed that the Company shall have sufficient authorized and unissued shares of Common Stock available at the time of such issuance; that any consideration required to be received for the issuance of such Shares will be paid in accordance with the current terms of the Equity Line of Credit Agreement and the terms of the resolutions of the Board of Directors authorizing the issuance of the Equity Line of Credit Agreement Shares; that the statements made in such agreement, including without limitation, the representations and warranties, are true and correct; and that the relevant provisions of the Certificate of Incorporation and Bylaws of the Company and the Delaware General Corporation Law in effect at the time of issuance of any of the Equity Line of Credit Agreement Shares will not differ in any relevant respect from the relevant provisions of the Certificate of Incorporation and Bylaws of the Company and the Delaware General Corporation Law in effect as of the date of this opinion. We recognize that the Board of Directors has to date approved the issuance of only 3,000,000 of the Equity Line of Credit Agreement Shares (the "Director Approved Shares") and that the shareholders of the Company have approved the issuance of only 5,000,000 of the Equity Line of Credit Agreement Shares (the "Shareholder Approved Shares") and that prior to the issuance of any shares in excess of the Director Approved Shares or the Shareholder Approved Shares, the Company will have to
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CytRx Corporation
January 10, 2001
Page 2

obtain approval from the Board of Directors or the shareholders or both for the issuance of such additional Shares. Therefore, in conducting our examination, with your permission we have also assumed that with respect to the Equity Line of Credit Agreement Shares for the issuance of which either approval by the Board of Directors or the shareholders has not been obtained, prior to their issuance, the Company shall have obtained the required approval of the Board of Directors or the shareholders or both.

     Furthermore, in conducting our examination, with your approval we have assumed that with respect to the issuance of the 251,803 Shares issuable upon exercise of the warrants being issued to the selling stockholders specified in the Registration Statement (the "Underlying Shares"), the Company shall have sufficient authorized and unissued shares of common stock available at the time of such issuance; that any consideration required to be received for the issuance of the Underlying Shares will be paid in accordance with the current terms of such warrants and the current terms of the resolutions of the Board of Directors authorizing the issuance of such warrants and the Underlying Shares; that the statements made in the warrant agreements, including without limitation, the representations and warranties, are true and correct; and that the relevant provisions of the Certificate of Incorporation and Bylaws of the Company and the Delaware General Corporation Law in effect at the time of issuance of any of the Underlying Shares will not differ in any relevant respect from the relevant provisions of the Certificate of Incorporation and Bylaws of the Company and the Delaware General Corporation Law in effect as of the date of this opinion.

     Based upon the foregoing it is our opinion that the Shares are or will be upon issuance by the Company, legally and validly issued, fully paid and nonassessable.

     This opinion letter is provided to you for your benefit and for the benefit of the Commission solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                                    Sincerely,

                                    ALSTON & BIRD LLP


                                    By:  /s/ W. Thomas Carter III
                                         ------------------------
                                         W. Thomas Carter III
                                         a Partner

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